                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


NETRIX International Corporation, Delaware
NETRIX GmbH, Germany
NETRIX S.r.l., Italy
NETRIX (Australia) Pty Limited, Australia